UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2014

Toshoan Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-54893	42-1778735
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1-1-36, Nishiawaji, Higashiyodogawa-ku Osaka 533-0031, Japan	533-0031
(address of principal executive offices)	(zip code)

Telephone: +81-6-6325-5035

(registrant’s telephone number, including area code)

N/A

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

(1) Previous Independent Auditors:

a.	On September 25, 2014, it was unanimously agreed by the Board of Directors and majority vote of shareholders that Mr. Hajime Abe would resign as the Secretary of the Corporation. It was also unanimously agreed that following such resignation, Mr. Shunji Fukumoto be appointed Secretary of the Corporation. Mr. Fukumoto is now the Secretary of the Corporation.

Mr. Shunji Fukumoto was born November 5, 1959 and graduated from Kagoshima Oguchi High School in 1978. That same year he joined Sumitomo Mitsui Banking Corporation. A few years later in 1984 he joined Citycorp. About a decade later in 1996 he then joined the tax accountant office and in 2006 he Incorporated Sanwa Security Service Co., Ltd. (currently). On June 25, 2014 he was also appointed Secretary of TOA Holdings, Inc., a position he continues to serve today.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

TOSHOAN HOLDINGS, INC.

Dated: September 26, 2014	/s/ Hajime Abe
HAJIME ABE
Chief Executive Officer